UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On March 13, 2023, Professional Diversity Network, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Ms. Yiran Gu (the “Investor”), a former investor of the Company and a citizen of the People’s Republic of China, in connection with the purchase by the Investor of 333,181 shares of common stock of the Company (the “Shares”) at a price of approximately $2.10 per share (representing a 20% discount of the 5-day moving average price of the common stock immediately prior to the execution date) for aggregate gross proceeds of $700,000. The proceeds will be used for general working capital purposes. The closing of the transaction is expected to take place on March 16, 2023 (the “Closing Date”).

The issuances of the Shares are exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The sales were offshore transactions since the offerees/purchasers were outside the United States at the time of the purchase. Further, there were no directed selling efforts of any kind made in the United States either by the Company or any affiliate or other person acting on the Company’s behalf in connection with the offerings. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act or an exemption therefrom is available, and that hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act. The Investor certified that she is not a U.S. person (as that term is defined in Regulation S) and is not acquiring the Shares for the account or benefit of any U.S. person and agreed to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration. The Shares sold are restricted securities and the certificates representing the Shares will be affixed with a standard restrictive legend, which states that the Shares cannot be sold without registration under the Securities Act or an exemption therefrom.

Pursuant to the Agreement, the Company agreed no later than 45 days after the later of (a) the Closing Date and (b) the date on which the Company files with the SEC its Annual Report on Form 10-K for the year ended December 31, 2022, the Company will file a registration statement under the Securities Act to permit the public resale of all the Shares from time to time as permitted by Rule 415 under the Securities Act and will use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the filing thereof.

A copy of the form of the Agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement between the Registrant and the Investor
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: March 15, 2023	/s/ Adam He
Adam He, Chief Executive Officer